Exhibit 99.1

Contact:

	Trans World Entertainment	Financial Relations Board
	Edwin Sapienza	Marilynn Meek
	Chief Financial Officer	(mmeek@frbir.com)
	(518) 452-1242	(212) 827-3773

38 Corporate Circle
Albany, NY 12203
www.twec.com		NEWS RELEASE

PRESS RELEASE
Trans World Entertainment Corporation
Announces Filing of Definitive Proxy Statement
for Special Stockholders Meeting on Monday, February 17, 2020

ALBANY, NY (February 7, 2020) – Trans World Entertainment (Nasdaq – TWMC, “TWEC” or the “Company”) a leading specialty retailer of entertainment and pop culture merchandise with stores in the United States and Puerto Rico, primarily under the name fye, for your entertainment, and on the web at www.fye.com  and www.secondspin.com, announced today that it has filed with the U.S. Securities and Exchange Commission (“SEC”) its definitive proxy statement in connection with the Company’s previously announced agreement to sell substantially all of the assets of the Company’s fye segment to a subsidiary of Sunrise Records and Entertainment Ltd. (the “Transaction”).

The definitive proxy statement is available on the Investors section of the Company’s website, www.twec.com, as well as www.sec.gov, and, commencing on or about February 7, 2020, will be sent to all TWEC stockholders entitled to vote at the special stockholders meeting scheduled to take place on Monday, February 17, 2020, at 10:00 a.m. ET at Trans World Entertainment Corporation, 38 Corporate Circle, Albany, NY 12203. All stockholders of record of TWEC’s common stock as of the close of business on January 27, 2020 will be entitled to vote their shares either in person or by proxy at the special stockholders meeting. Stockholders will be asked to vote on, among other proposals, a proposal to approve the Transaction.  The Company’s  board of directors has unanimously recommended that stockholders vote in favor of the proposal to approve the Transaction.

The Transaction is expected to close in the first quarter of 2020, subject to the satisfaction or waiver of customary closing conditions set forth in the purchase agreement, including the receipt of certain third party consents and the approval by at least two-thirds of the Company’s stockholders.

Additional Information and Where to Find It

In connection with its Transaction, the Company has filed with the SEC and furnished to its stockholders a proxy statement on Schedule 14A, as well as other relevant materials concerning the Transaction. This communication is not a substitute for the proxy statement or for any other document that the Company has filed or may file with the SEC and send to its stockholders in connection with the Transaction. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT FOR THE TRANSACTION, AND ANY AMENDMENT OR SUPPLEMENT THERETO THAT MAY BE FILED, WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. All such documents, when filed, are available without charge at the SEC’s website (http://www.sec.gov), at the Company’s website at http://www.twec.com/investors or by sending a written request to the Company’s Corporate Secretary, 38 Corporate Circle, Albany, NY 12203.

Participants in the Solicitation

The Company and certain of its directors, executive officers, and employees may be deemed to be participants in the solicitation of proxies in respect of the Transaction. Information regarding the interests of the Company’s participants is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2019 and the Company’s proxy statement, filed with the SEC on May 29, 2019 (as supplemented), for its 2019 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the Transaction, by security holdings or otherwise, is contained in the proxy statement and other relevant materials filed with the SEC in connection with the Transaction.

Cautionary Statement Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in this communication are forward-looking statements, including, without limitation, the statements made concerning the Transaction. The statements contained in this document that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

We have used the words “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, and similar terms and phrases, including references to assumptions, in this document to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, those regarding the transactions contemplated by the Asset Purchase Agreement. These forward-looking statements are made based on management’s expectations and beliefs concerning future events and are subject to uncertainties and factors that could cause actual results to differ materially from the results expressed in the statements. The following factors are among those that may cause actual results to differ materially from the Company’s forward-looking statements:

•	the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock;

•
the failure to satisfy any of the conditions to the consummation of the Transaction, including the adoption of the purchase agreement by the Company’s stockholders and the receipt of third party consents;

•	the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Asset Purchase Agreement;

•	the effect of the announcement or pendency of the Transaction on the Company’s business relationships, operating results and business generally;

•	risks that the Transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Transaction;

•	risks related to diverting management’s attention from the Company’s ongoing business operations;

•	the outcome of any legal proceedings that may be instituted against the Company related to the Transaction,

•	unexpected costs, charges, expenses, liabilities or delays in the consummation of the Transaction;

•	the Company’s ability to operate as a going-concern following the closing of the Transaction; and

•	other risks described in the Company’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

The reader should keep in mind that any forward-looking statement made by us in this document, or elsewhere, pertains only as of the date on which we make it. New risks and uncertainties come up from time-to-time and it’s impossible for us to predict these events or how they may affect us. In light of these risks and uncertainties, you should keep in mind that any forward-looking statements made in this report or elsewhere might not occur.